Exhibit 99.1

uSell.com Closes Acquisition of We Sell Cellular

Transformational Transaction Takes Advantage of Trends in Smartphone Trade-in

100% YOY Growth to $61 Million Revenue and $2.8 Million EBITDA

Over Trailing Twelve Months

Combined Company will be Cash Flow Positive from Day One

New York, NY – (Accesswire) - October 27, 2015 - uSell.com (OTCQB: USEL), the leading US-based reCommerce marketplace that instantly finds cash offers for used smartphones and electronics, today announced the acquisition of top tier smartphone wholesaler, We Sell Cellular LLC, in exchange for 9.36 million shares of common stock. Simultaneous with the merger, the combined company has drawn down an initial $4,000,000 of an $8,000,000 debt facility from an institutional lender to purchase inventory[1], with the potential for this facility to expand significantly.

Highlights:

•	We Sell Cellular is a top tier smartphone wholesaler with access to supply from trade in programs of major carriers and big box retailers

•	All-stock transaction of 9.36 million shares

•	$8 million debt facility secured to ramp inventory purchases

•	Combined company will be cash flow positive from day one

•	We Sell Cellular achieved trailing 12-month revenue of $61 million, representing over 100% YOY growth, with adjusted EBITDA of $2.8 million[2]

The acquisition is transformational for the uSell business, as the combined company will be cash flow positive from day one and on a steep growth trajectory. We Sell Cellular achieved trailing 12 month revenues of $61 million, representing year over year growth of more than 100%, with adjusted EBITDA of $2.8 million. We Sell Cellular managed to achieve this with minimal working capital, as the business was primarily financed through cash flows from operations, related party loans, and high interest micro loans. The foregoing revenue and EBITDA are derived from We Sell Cellular’s tax basis accounting records.1

From a strategic perspective, the deal enables uSell to scale its volume dramatically and consistently without the high variable marketing costs associated with advertising directly to consumers. We Sell Cellular is a top tier wholesaler whose primary business is to buy used smartphones that have been traded in with the major carriers and the big box retailers, fully inspect and triage these devices, and then sell these devices wholesale and retail through its highly experienced sales force. We Sell Cellular operates with high inventory turns and low receivables, as most of its buyers wire in advance of receiving devices. This results in very little financial exposure to write offs and bad debt. For over 14 years, Brian and Scott Tepfer, CEO and President, respectively, of We Sell Cellular, have become experts at minimizing risk and turning used mobile devices with increasing efficiency and profitability. Furthermore, We Sell Cellular is one of a few wholesalers that is in the final stages of qualifying for R2 certification, the industry standard for both data destruction and environmental protection.

1 Before payment of closing costs.

2 EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for officer tax payments expensed through payroll and non recurring legal fees.

The deal was structured whereby We Sell Cellular became a wholly-owned subsidiary of uSell. Brian and Scott Tepfer will continue on as CEO and President of the subsidiary, and Brian will serve on uSell’s Board of Directors. Management believes that this structure will result in the least disruption in the short term and will enable the combined company to benefit from both the uSell and We Sell brand names.

“This is a watershed moment for our company,” said Nik Raman, Chief Executive Officer of uSell. “The combination of We Sell Cellular’s financial strength, access to supply, and expertise and uSell’s technology, buyer network, and access to capital is extremely synergistic and provides the combined company with opportunities that were previously unavailable to us separately. We Sell Cellular has built a strong brand in the wholesale industry due to its highly accurate triage methods and its track record of great service. uSell has built industry-leading marketplace technology as well as a platform to make the triage process more efficient. uSell’s technology can help We Sell Cellular to scale more efficiently while extracting maximum value from used devices.”

In conjunction with the acquisition, uSell has drawn down $4 million of an $8 million debt facility managed by B Asset Manager LP, a New York based asset management firm. As uSell expands and is able to successfully execute on its plan, uSell believes this financing relationship has the potential to expand significantly.

“The We Sell Cellular business has grown rapidly over the last three years despite significant capital constraints,” said Brian Tepfer, Chief Executive Officer of We Sell Cellular. “In the short term, our expanded access to capital will have a dramatic impact on our ability to drive revenue and cash flow growth, and to better serve our large suppliers that are in need of consistent buyers with strong balance sheets. In the long term, utilizing uSell’s technology can help us scale our customer base, which will enable us to ramp our volume more aggressively while minimizing risk.”

The deal between uSell and We Sell Cellular marks the culmination of a relationship that began in the second quarter of 2015 as uSell expanded into the wholesale trade-in market with the launch of its uSell Auctions platform. We Sell Cellular was an early participant in these auctions and has made significant contributions to the development of the technology.

“The deal with We Sell Cellular enables us to leapfrog our competitors that are focused on a pure direct-to-consumer model,” said Raman. “The decision by Verizon to eliminate subsidies and the recent announcement by Apple to offer its own leasing and early upgrade program will result in significant expansion in the wholesale trade in market. uSell will be in prime position to take advantage of these trends over the next 18 months.”

For further information regarding the acquisition, related agreements and the debt facility, please see the Form 8-K filed with the Securities and Exchange Commission on October 26, 2015.

About uSell.com, Inc.

uSell.com is a reCommerce marketplace that helps individuals, carriers, and retailers turn used smartphones into cash. uSell ensures that customers get the highest payouts with the least amount of hassle by facilitating risk-free transactions with professional buyers. For uSell’s buyers, uSell offers a scalable technology, marketing, logistics, and analytics solution that provides a high volume of inventory at a low acquisition cost. Visit www.uSell.com and http://wesellcellular.com.

Forward-Looking Statements

This press release includes forward-looking statements including statements regarding synergies from the acquisition, anticipated operating and financial results post-acquisition, competitive advantages, the availability of additional financing, and future growth. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The results anticipated by any or all of these forward-looking statements might not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to successfully integrate We Sell Cellular into uSell, our compliance with the conditions for accessing additional financing, changes affecting the business in which We Sell operates, anticipated material adjustments in We Sell’s financial statements in connection with the required audit, competition from third parties, conditions of the future capital markets in general and for uSell common stock in particular. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

Contact Information

Nik Raman

Chief Executive Officer

p212-213-6805

nik@usell.com